EXHIBIT 10.29

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE                                            March 1, 1999


HOUSTON, TEXAS - BLUE DOLPHIN ENERGY COMPANY (NASDAQ SYMBOL: BDCO)

      BLUE DOLPHIN ENERGY ACQUIRES BLACK MARLIN PIPELINE

The Company effective today completed its previously announced acquisition of a significant pipeline system, the 75 mile offshore Black Marlin Pipeline. The acquisition was made jointly with MCNIC Pipeline & Processing Company ("MCNIC") (1/3), a business unit of MCN Energy Group Inc. (NYSE: MCN), and WBI Holdings, Inc. ("WBI") (1/6), the natural gas transmission unit of MDU Resources Group, Inc. (NYSE: MDU). The seller was Enron Pipeline Company.

The Black Marlin system is a major natural gas and condensate gathering line with related shore facilities servicing the High Island Area, offshore Texas, with transportation capacity of 160 Mmcf/d and 1500 Bpd of condensate. Present throughput is approximately 60 Mmcf/d and 300 Bpd of condensate. The line begins in High Island Block 136 and extends across Galveston Bay to Texas City where it connects to multiple markets.

Concurrent with the acquisition, Blue Dolphin sold a 1/6 interest in the Blue Dolphin Pipeline system and related shore facilities to WBI. In total, the transactions involve approximately 150 miles of natural gas pipeline gathering systems located in the State and Federal Waters of the upper Texas Gulf Coast. MCNIC holds a 1/3 interest in the Blue Dolphin system. Blue Dolphin will own a 50% interest and operate both systems.

"These transactions are a major step in our overall business plan to expand our operations on the shelf," stated William D. Fisher, senior vice president of Blue Dolphin. "The acquisition of Black Marlin will more than double the size of our growing gathering and transportation business unit." Fisher noted "We are excited about our new alliance with WBI Holdings and our continued business relationship with MCNIC."


      BLUE DOLPHIN ENERGY COMPANY is engaged in the gathering and transportation of natural gas and condensate, exploration and acquisition of oil and gas properties, and development of an offshore terminal and storage facility to handle crude oil and refined products. Questions should be directed to G. Brian Lloyd, Vice President, Treasurer, at the Company's offices in Houston, Texas,
(713) 227-7660. For further information see our home page at http://www.blue-dolphin.com.